Exhibit 99



                   IKON REPORTS THIRD QUARTER EARNINGS UP 12%
   Execution and Commitment to Long-Term Strategies Yielding Intended Results
                    Company Increases Full-Year Expectations

Valley Forge, Pennsylvania - July 24, 2002 - IKON Office Solutions (NYSE: IKN), a leading provider of business communications solutions, today reported results for its third fiscal quarter ended June 30, 2002. Net income for the third quarter of Fiscal 2002 was $43.1 million, or $.28 per diluted share. These results exceeded the Company's expectations for the quarter and represent a 12% increase over $.25 per diluted share in the prior year, assuming the impact of not amortizing goodwill in accordance with SFAS 142.

"Our strong earnings performance this quarter highlights the effectiveness of the revenue and operating strategies we have implemented over the last several years and our commitment to deliver significant earnings improvement in Fiscal 2002 - despite an anticipated decline in revenues," said James J. Forese, Chairman and Chief Executive Officer. "We are executing on strategies to penetrate new market opportunities, on actions to significantly improve the bottom line, and we have taken appropriate steps to ensure our financial strength. Our performance is on track and the outlook for the business remains strong. By developing IKON into a more efficient and scalable distribution and service organization, we are building value within the business and positioning the Company to take advantage of future market and business growth opportunities."

Revenues for the third quarter of Fiscal 2002 were $1.22 billion, compared to $1.31 billion for the same period a year ago. While delayed customer spending continued to impact revenues generated from sales of copier/printer equipment, the Company delivered on its specific objectives for Fiscal 2002, including growth in sales of high-end production equipment, facilities management, and continued penetration into more major and national account business that leverages the Company's substantial sales and service capabilities. The Company has divested or downsized several business lines throughout Fiscal 2002, and the impact from the decline in those revenues as compared to the prior year accounted for approximately three quarters of the 7% revenue decline for the quarter.

Year to date free cash flow was $139 million compared to $120 million for the same nine month period in Fiscal 2001, which excludes approximately $23 million in proceeds received in the prior year for the sale of certain real estate in the United Kingdom. The Company continues to expect to generate $220 to $230 million of free cash flow for Fiscal 2002. Excluding finance subsidiaries' debt, the Company's debt to capital ratio was 29% at June 30, 2002.

Net Sales, which includes the sale of copier/printer equipment, supplies, and technology hardware, declined 7% from the prior year, led largely by a 30% decline in technology-related hardware. The Company has been de-emphasizing this low-margin revenue stream on a gradual basis, choosing instead to redirect its technical capabilities to support the growing service opportunities in document management and digital connectivity. In sales of copier/printer equipment, the Company's performance remained strong in the high-end, segment 5 & 6 market, as evidenced by double-digit growth in the sale of monochrome and production color devices. Sales of lower-end copier/printer equipment and supply sales declined compared to the prior year - a reflection of the strategies the Company has employed to shift its sales focus to more profitable and strategic product and service offerings, as well as a soft economy.

Services, which primarily includes revenues from the servicing of copier/printer equipment, and outsourcing and other services, declined 9% from the prior year. The Company's significant installed equipment base continues to generate solid revenues from the servicing of copier/printer equipment, which grew slightly from the prior year as the base continues to undergo a shift from analog to digital technology, and from the Company's focus on expanding its product mix to more higher-end devices. The downsizing or sale of non-strategic outsourcing and other service businesses, including the sale of the Company's technology education business, and the sale or closure of a number of digital print centers and technology service locations, accounted for essentially all of the decline from the prior year. Strategic service offerings such as facilities management, legal document services, and professional services continued to perform well in light of current economic conditions.

Finance Income grew 1% from the prior year. During the quarter, approximately 79% of IKON's customers leased through IOS Capital, IKON's captive leasing organization in North America. Effective this quarter, income generated through IOS Capital's administrative infrastructure such as syndication fees, late fees, and other processing-related revenues will be reported as Services rather than within Finance Income. There was no impact on operating income, net income or earnings per share as a result of this change. For comparative purposes, additional quarterly information has been included in the Notes to the attached financial tables.

Total Gross Profit remained strong at 39.7%, unchanged versus the prior year, a result of stronger margins on Services and Finance Income, offset by reduced margins on Net Sales.

Selling and Administrative Costs declined $55.2 million from the prior year through improved productivity, centralization and consolidation strategies, the downsizing or elimination of unprofitable businesses, and the elimination of approximately $10 million of goodwill amortization under SFAS 142. The Company has made significant investments to centralize and streamline its infrastructure over the years, and as a result of these strategies and in anticipation of a tough economic climate for most of Fiscal 2002, the Company set out to reduce Selling and Administrative costs by $190 million from Fiscal 2001 levels. Year to date, Selling and Administrative costs have declined by approximately $160 million compared to the first nine months of Fiscal 2001.

Operating Margin was 6.8% compared to 4.9% in the third quarter a year ago, or 5.7% assuming goodwill amortization was not expensed in the third quarter of Fiscal 2001. The improvement in the operating margin reflects the Company's drive toward its long-term goal of 8% to 10% operating margins.

Outlook
"We are encouraged by the permanent improvements we are making to our operational infrastructure, to our revenue mix, and by the sequential improvement we are seeing in our core revenue streams," said Mr. Forese. "Although the fourth quarter is typically a softer quarter on the revenue front for IKON as compared to the third, we expect to finish out the year with a solid performance. As a result, we are raising our Fiscal 2002 expectation from earnings per diluted share of $.87 - $.92 to $.94 - $.96 for an anticipated improvement of over 16% from the prior year. This places our fourth quarter earnings expectation in the $.20 - $.22 per diluted share range. Revenues will continue to be affected by the de-emphasis of certain revenue streams, revenue mix strategies, and a cautious economic climate; therefore, revenues are expected to decline by approximately 8% for the full year, and 4% to 6% for the fourth quarter."


IKON Office Solutions (www.ikon.com) is one of the world's leading providers of products and services that help businesses communicate. IKON provides customers with total business solutions for every office, production and outsourcing need, including copiers and printers, color solutions, distributed printing, facilities management, imaging and legal document solutions, as well as network design and consulting, and e-business development. IOS Capital, LLC, a wholly-owned subsidiary of IKON, provides lease financing to customers and is one of the largest captive finance companies in North America. With Fiscal 2001 revenues of $5.3 billion, IKON has approximately 600 locations worldwide including the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland and Denmark.

================================================================================

  Conference Call and Website Information: Additional information regarding the third quarter results and the Company's outlook for the fourth quarter and the full fiscal year will be discussed on a conference call hosted by IKON at 9:00 a.m. EST on Wednesday, July 24, 2002. Please call (719) 867-0680 to participate. Beginning at 12:00 p.m. EST on July 24, 2002 and ending at midnight on July 28, 2002, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code 770945. In addition, a complete replay of the conference call will be available over the Internet on IKON's Investor Relations homepage approximately two hours after the call ends. To listen, please go to www.ikon.com and click on Invest in IKON.
================================================================================


This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the Company's outlook for the fourth quarter and fiscal year 2002, our long-term profitability and growth opportunities, and the execution and impact of the Company's strategies. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 2001 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.



                                      # # #

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                  Third Quarter Fiscal
                                                                        ------------------------------------------
                                                                              2002                    2001
                                                                        ------------------      ------------------
Revenues
Net sales                                                             $           598,698     $           641,858
Services                                                                          527,204                 577,741 (b)
Finance income                                                                     92,714                  91,558 (b)
------------------------------------------------------------------------------------------------------------------
                                                                                1,218,616               1,311,157
------------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                                390,757                 409,861
Services costs                                                                    304,755                 338,486 (b)
Finance interest expense                                                           39,103                  41,783
Selling and administrative                                                        401,017                 456,249 (b)
------------------------------------------------------------------------------------------------------------------
                                                                                1,135,632               1,246,379
------------------------------------------------------------------------------------------------------------------

Operating income                                                                   82,984                  64,778
Interest expense                                                                   12,955                  18,345
------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                         70,029                  46,433
Income taxes                                                                       26,887                  20,431
------------------------------------------------------------------------------------------------------------------
Net income                                                            $            43,142     $            26,002
------------------------------------------------------------------------------------------------------------------


Basic Earnings Per Common Share                                                     $0.30                   $0.18
                                                                        ==================      ==================

Diluted Earnings Per Common Share                                                   $0.28 (a)               $0.18
                                                                        ==================      ==================


Weighted Average Common Shares Outstanding, Basic                                 143,867                 141,546
                                                                        ==================      ==================

Weighted Average Common Shares Outstanding, Diluted                               158,595                 145,431
                                                                        ==================      ==================


Operations Analysis:
      Gross profit %, net sales                                                     34.7%                   36.1%
      Gross profit %, services                                                      42.2%                   41.4%
      Gross profit %, finance subsidiaries                                          57.8%                   54.4%
      Total gross profit %                                                          39.7%                   39.7%
      Selling and administrative as a % of revenue                                  32.9%                   34.8%
      Operating income as a  % of revenue                                            6.8%                    4.9%

(a) The calculation of diluted earnings per common share for the third quarter of fiscal 2002 assumes the conversion of convertible notes issued in May 2002 by IOS Capital, LLC. For purposes of diluted earnings per common share, net income for the third quarter of fiscal 2002 includes the add-back of interest expense, net of taxes, associated with such convertible notes.

(b) The following revenue and expense amounts have been reclassified to conform with current year presentation. There was no impact on operating income, net income or earnings per share on any quarter as a result of the reclassifications. The following table summarizes the effect of the reclassifications:
                                          Revenue*                Expense**
                                      ------------------      ------------------
   Quarter ended December 31, 2000               $5,778                    $590
      Quarter ended March 31, 2001               $6,282                    $592
       Quarter ended June 30, 2001               $6,079                    $631
  Quarter ended September 30, 2001               $5,834                    $568
   Quarter ended December 31, 2001               $5,407                    $699
      Quarter ended March 31, 2002               $5,632                    $607
       Quarter ended June 30, 2002               $4,894                    $676

* Amounts that have been reclassifed from Finance Income to Services Revenue. ** Amounts that have been reclassifed from Selling and Administrative Expenses to Services Costs.

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)

                                                                                  Year to Date Fiscal
                                                                        -----------------------------------------
                                                                              2002                   2001
                                                                        -----------------      ------------------
Revenues
Net sales                                                             $        1,759,136     $         2,001,648
Services                                                                       1,610,611               1,721,934 (b)
Finance income                                                                   279,492                 266,852 (b)
-----------------------------------------------------------------------------------------------------------------
                                                                               3,649,239               3,990,434
-----------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                             1,155,784               1,305,473
Services costs                                                                   955,169               1,030,613 (b)
Finance interest expense                                                         117,263                 132,350
Selling and administrative                                                     1,202,562               1,362,578 (b)
-----------------------------------------------------------------------------------------------------------------
                                                                               3,430,778               3,831,014
-----------------------------------------------------------------------------------------------------------------

Operating income                                                                 218,461                 159,420
Interest expense                                                                  41,551                  54,222
-----------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                            176,910                 105,198
Income taxes                                                                      65,899                  46,287
-----------------------------------------------------------------------------------------------------------------
Income from continuing operations                                                111,011                  58,911
Discontinued operations, net of income taxes of $942                                                       1,200
-----------------------------------------------------------------------------------------------------------------
Net income                                                            $          111,011     $            60,111
                                                                        =================      ==================

Basic Earnings Per Common Share
     Continuing operations                                                         $0.78                   $0.41
     Discontinued operations                                                                               $0.01
                                                                        -----------------      ------------------
     Net income                                                                    $0.78                   $0.42
                                                                        =================      ==================

Diluted Earnings Per Common Share
     Continuing operations                                                         $0.74                   $0.41
     Discontinued operations                                                                               $0.01
                                                                        -----------------      ------------------
     Net income                                                                    $0.74 (a)               $0.42
                                                                        =================      ==================

Weighted Average Common Shares Outstanding, Basic                                142,901                 142,121
                                                                        =================      ==================

Weighted Average Common Shares Outstanding, Diluted                              150,918                 143,982
                                                                        =================      ==================


Operations Analysis:
      Gross profit %, net sales                                                    34.3%                   34.8%
      Gross profit %, services                                                     40.7%                   40.1%
      Gross profit %, finance subsidiaries                                         58.0%                   50.4%
      Total gross profit %                                                         38.9%                   38.1%
      Selling and administrative as a % of revenue                                 33.0%                   34.1%
      Operating income as a  % of revenue                                           6.0%                    4.0%


(a) The calculation of diluted earnings per common share for fiscal 2002 assumes the conversion of convertible notes issued in May 2002 by IOS Capital, LLC. For purposes of diluted earnings per common share, net income in fiscal 2002 includes the add-back of interest expense, net of taxes, associated with such convertible notes.

(b) The following revenue and expense amounts have been reclassified to conform with current year presentation. There was no impact on operating income, net income or earnings per share as a result of the reclassifications. The following table summarizes the effect of the reclassifications:
                                            Revenue*             Expense**
                                        -----------------      ----------------
   Nine Months ended June 30, 2001               $18,139                $1,813
   Nine Months ended June 30, 2002               $15,933                $1,982

* Amounts that have been reclassifed from Finance Income to Services Revenue. ** Amounts that have been reclassifed from Selling and Administrative Expenses to Services Costs.

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
Excluding Special Items

                                                                                 Year to Date Fiscal
                                                                       -----------------------------------------
                                                                             2002                    2001       (b)
                                                                       ------------------      -----------------
Revenues
Net sales                                                            $         1,759,136     $        2,001,648
Services                                                                       1,610,611              1,721,934 (c)
Finance income                                                                   279,492                266,852 (c)
----------------------------------------------------------------------------------------------------------------
                                                                               3,649,239              3,990,434
----------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                             1,155,784              1,305,473
Services costs                                                                   955,169              1,030,613 (c)
Finance interest expense                                                         117,263                132,350
Selling and administrative                                                     1,202,562              1,362,578 (c)
----------------------------------------------------------------------------------------------------------------
                                                                               3,430,778              3,831,014
----------------------------------------------------------------------------------------------------------------

Operating income                                                                 218,461                159,420
Interest expense                                                                  41,551                 54,222
----------------------------------------------------------------------------------------------------------------
Income before income taxes                                                       176,910                105,198
Income taxes                                                                      65,899                 46,287
----------------------------------------------------------------------------------------------------------------
Net income                                                           $           111,011     $           58,911
                                                                       ==================      =================


Basic Earnings Per Common Share                                                    $0.78                  $0.41
                                                                       ==================      =================

Diluted Earnings Per Common Share                                                  $0.74 (a)              $0.41
                                                                       ==================      =================

Weighted Average Common Shares Outstanding, Basic                                142,901                142,121
                                                                       ==================      =================

Weighted Average Common Shares Outstanding, Diluted                              150,918                143,982
                                                                       ==================      =================


Operations Analysis:
      Gross profit %, net sales                                                    34.3%                  34.8%
      Gross profit %, services                                                     40.7%                  40.1%
      Gross profit %, finance subsidiaries                                         58.0%                  50.4%
      Total gross profit %                                                         38.9%                  38.1%
      Selling and administrative as a % of revenue                                 33.0%                  34.1%
      Operating income as a  % of revenue                                           6.0%                   4.0%


(a) The calculation of diluted earnings per common share for fiscal 2002 assumes the conversion of convertible notes issued in May 2002 by IOS Capital, LLC. For purposes of diluted earnings per common share, net income in fiscal 2002 includes the add-back of interest expense, net of taxes, associated with such convertible notes.

(b) Fiscal 2001 excludes a gain from discontinued operations of $2,142 ($1,200 after-tax).

(c) The following revenue and expense amounts have been reclassified to conform with current year presentation. There was no impact on operating income, net income or earnings per share as a result of the reclassifications. The following table summarizes the effect of the reclassifications:
                                           Revenue*               Expense**
                                       ------------------      -----------------
  Nine Months ended June 30, 2001                $18,139                 $1,813
  Nine Months ended June 30, 2002                $15,933                 $1,982

* Amounts that have been reclassifed from Finance Income to Services Revenue. **Amounts that have been reclassifed from Selling and Administrative Expenses to Services Costs.


This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.

                                            IKON Office Solutions, Inc.
                                            Consolidated Balance Sheets

                                                                                              June 30,
                                                                                                2002             September 30,
(in millions)                                                                                (unaudited)              2001
---------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                              $               90.2  $              80.3
Restricted cash                                                                                       135.2                128.4
Accounts receivable, less allowances of:  June 30, 2002 - $17.1;
   September 30, 2001 - $23.5                                                                         597.8                641.0
Finance receivables, less allowances of:  June 30, 2002 - $20.5;
   September 30, 2001 - $24.4                                                                       1,194.2              1,171.0
Inventories                                                                                           326.8                299.8
Prepaid expenses and other current assets                                                             105.6                 95.4
Deferred taxes                                                                                         98.5                 98.7
---------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                                2,548.3              2,514.6
---------------------------------------------------------------------------------------------------------------------------------

Long-term finance receivables, less allowances of:  June 30, 2002 -
   $38.1;  September 30, 2001 - $45.4                                                               2,217.8              2,176.2

Equipment on operating leases, net                                                                     92.1                 71.2

Property and equipment, net                                                                           209.1                207.8

Goodwill, net                                                                                       1,244.1              1,258.1

Other assets                                                                                           60.9                 63.1
---------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                           $            6,372.3  $           6,291.0
---------------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
Current portion of long-term debt                                                      $               13.1  $              17.6
Current portion of long-term debt, finance subsidiaries                                             1,065.3              1,229.6
Notes payable                                                                                           7.6                183.7
Trade accounts payable                                                                                221.9                223.0
Accrued salaries, wages and commissions                                                                95.2                126.3
Deferred revenues                                                                                     164.7                185.3
Other accrued expenses                                                                                278.4                299.6
---------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                           1,846.2              2,265.1
---------------------------------------------------------------------------------------------------------------------------------

Long-term debt                                                                                        595.3                599.6

Long-term debt, finance subsidiaries                                                                1,715.0              1,366.1

Deferred taxes                                                                                        497.9                446.1

Other long-term liabilities                                                                           208.5                218.5

Commitments and contingencies

Shareholders' Equity
Common stock, no par value:  authorized 300.0 shares; issued:  June
   30, 2002-150.0 shares; September 30, 2001-150.1 shares;
   outstanding:  June 30, 2002-144.0 shares; September 30, 2001-
   141.8 shares                                                                                     1,010.5              1,012.3
Series 12 preferred stock, no par value:  authorized 0.5 shares; none issued or outstanding
Unearned compensation                                                                                 (2.4)                (3.7)
Retained earnings                                                                                     561.8                463.1
Accumulated other comprehensive loss                                                                 (37.2)               (43.5)
Cost of common shares in treasury:  June 30, 2002-5.3 shares;
   September 30, 2001-7.5 shares                                                                     (23.3)               (32.6)
---------------------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                                                          1,509.4              1,395.6
---------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                                             $            6,372.3  $           6,291.0
---------------------------------------------------------------------------------------------------------------------------------